1 Quaker Chemical Corporation Investor Conference Call April 30, 2014 First Quarter 2014 Results

Regulation G The attached charts include Company information that does not conform to generally accepted accounting principles (GAAP). Management believes that an analysis of this data is meaningful to investors because it provides insight with respect to ongoing operating results of the Company and allows investors to better evaluate the financial results of the Company. These measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies. This data should be read in conjunction with the Company’s first quarter earnings news release dated April 29, 2014, which has been furnished to the SEC on Form 8-K, and the Company’s Form 10-Q for the quarterly period ended March 31, 2014, which has been filed with the SEC. Forward-Looking Statements This presentation may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in such statements. A major risk is that the Company’s demand is largely derived from the demand for its customers’ products, which subjects the Company to downturns in a customer’s business and unanticipated customer production shutdowns. Other major risks and uncertainties include, but are not limited to, significant increases in raw material costs, customer financial stability, worldwide economic and political conditions, foreign currency fluctuations, future terrorist attacks and other acts of violence. Other factors could also adversely affect us. Therefore, we caution you not to place undue reliance on our forward-looking statements. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995. Risks and Uncertainties Statement

Speakers Chart #1 Michael F. Barry Chairman of the Board, Chief Executive Officer & President Margaret M. Loebl Vice President, Chief Financial Officer & Treasurer Robert T. Traub General Counsel

First Quarter 2014 Headlines ▪ 3% revenue growth despite impacts from foreign exchange and the U.S. winter ▪ 11% growth in operating income and adjusted EBITDA ▪ Stable margin levels contribute to improved operating results Chart #2

Chairman Comments First Quarter 2014 ▪ First Quarter 2014 x Solid volume levels across most regions x Stable margins despite select market challenges x Strong operating results x Effective business model and competitive position x Liquidity remains a Company strength ▪ 2014 Outlook x Modest growth with challenges in Brazil & India x Furthering share gains and leverage from acquisitions x Some increases in raw material costs x Continue to actively pursue acquisitions “Overall, I continue to remain confident in our future and expect 2014 to be another good year for Quaker as we strive to increase revenue and earnings for the fifth consecutive year.” -- Michael F. Barry, Chairman, CEO & President Chart #3

Product Volume by Quarter

Thousand Kilograms



55,000
50,000
45,000
40,000
35,000
30,000
25,000
4Q08 YTD Avg.
1Q09
2Q09
3Q09
4Q09
1Q10
2Q10
3Q10
4Q10
1Q11
2Q11
3Q11
4Q11
1Q12
2Q12
3Q12
4Q12
1Q13
2Q13
3Q13
4Q13
1Q14

Chart #4

Financial Snapshot Q1 2014 Q1 2013 Net Sales ($Mils.) 181.7 176.2 Gross Margin (%) 35.8 35.5 Operating Margin (%) 10.7 9.9 Net Income attributable to Quaker Chemical Corporation ($Mils.) 12.7 13.6 Adjusted EBITDA ($Mils.) – Trailing Twelve Months 92.0 81.9 Adjusted EBITDA Margin (%) 12.5 11.6 Earnings Per Diluted Share 0.96 1.04 Non - GAAP Earnings Per Diluted Share 0.95 0.96 Debt ($Mils.) 18.5 29.6 Equity ($Mils.) 358.0 302.0 Net Operating Cash Flow ($Mils.) (1.8) 11.3 Chart #5

Gross Margin Percentage 28.0% 34.7% 35.4% 32.6% 33.7% 35.8% 20.0% 25.0% 30.0% 35.0% 40.0% 2008 2009 2010 2011 2012 2013 Gross Margin Percentage 35.5% 36.4% 35.9% 35.4% 35.8% 20.0% 25.0% 30.0% 35.0% 40.0% Q1 2013 Q2 2013 Q3 2013 Q4 2013 Q1 2014 Gross Margin Percentage Chart #6

Adjusted EBITDA Baseline Historical Performance $40.1 $44.2 $66.8 $73.0 $80.9 $89.6 $95.0 6.90% 9.80% 12.30% 10.70% 11.40% 12.30% 13.10% 2008 2009 2010 2011 2012 2013 Q1 2014 Annualized Adjusted EBITDA ($ Mils.) Adjusted EBITDA Margin (%) 2008 – 2014 Annualized CAGR: 15.5% +620 Margin bps Chart #7

Balance Sheet Net Cash / (Debt) -$100 -$80 -$60 -$40 -$20 $0 $20 $40 $60 $80 2008 2009 2010 2011 2012 2013 Q1 2014 $ Millions Cash ST/LT Debt Net Debt Chart #8

APPENDIX

Non - GAAP Earnings Per Diluted Share Reconciliation Q1 2014 Q1 2013 GAAP Earnings Per Diluted Share 0.96$ 1.04$ UK pension plan amendment per diluted share 0.05$ -$ Devaluation of the Venezuelan Bolivar Fuerte per diluted share -$ 0.03$ Equity income in a captive insurance company per diluted share (0.06)$ (0.11)$ Non-GAAP Earnings Per Diluted Share 0.95$ 0.96$ Chart #9

Annualized Adjusted EBITDA Reconciliation

Quaker
It's what's inside that counts.

	2008	2009	2010	2011	2012	2013	YTD Q1 2014
Net income	9,833	16,058	32,120	45,892	47,405	56,339	12,730
Depreciation	10,879	9,525	9,867	11,455	12,252	12,339	3,075
Amortization	1,177	1,078	988	2,338	3,106	3,445	813
Interest expense	5,509	5,533	5,225	4,666	4,283	2,922	525
Taxes on income	4,977	7,065	12,616	14,256	15,575	20,489	6,546
Restructuring and related activities	2,916	2,289	-	-	-	-	-
Non-income tax contingency charge	-	-	4,132	-	-	796	-
Equity affiliate out of period charge	-	-	564	-	-	-	-
Mineral oil excise tax refund	-	-	-	-	-	(2,540)	-
Transition costs related to key employees	3,505	2,443	1,317	-	609	-	-
Non-cash gain from the purchase of an equity affiliate	-	-	-	(2,718)	-	-	-
Change in acquisition-related earnout liability	-	-	-	(595)	(1,737)	(497)	-
Equity loss (income) from a captive insurance company	1,299	162	(313)	(2,323)	(1,812)	(5,451)	(846)
Devaluation of the Venezuelan Bolivar	-	-	322	-	-	357	-
U.S customer bankruptcies	-	-	-	-	1,254	-	-
Cost streamlining initiatives	-	-	-	-	-	1,419	-
UK pension plan amendment	-	-	-	-	-	-	902
Adjusted EBITDA	40,095	44,153	66,838	72,971	80,935	89,618	23,745
Adjusted EBITDA Margin	6.9%	9.8%	12.3%	10.7%	11.4%	12.3%	13.1%
Multiply Adjusted EBITDA by Annual Run Rate	1	1	1	1	1	1	4
Annualized Adjusted EBITDA	40,095	44,153	66,838	72,971	80,935	89,618	94,980

Chart #10

Trailing Twelve Months Adjusted EBITDA Reconciliation

Quaker
It's what's inside that counts.

	I = G + H	H	G = F - D	F	E = C + D	D	C = B - A	B	A
	Trailing Twelve Months Q1 2014	Q1 2014	Last Nine Months 2013	YTD 2013	Trailing Twelve Months Q1 2013	Q1 2013	Last Nine Months 2012	YTD 2012	Q1 2012
Net income	55,450	12,730	42,720	56,339	48,659	13,619	35,040	47,405	12,365
Depreciation	12,358	3,075	9,283	12,339	12,251	3,056	9,195	12,252	3,057
Amortization	3,379	813	2,566	3,445	3,239	879	2,360	3,106	746
Interest expense	2,703	525	2,178	2,922	3,853	744	3,109	4,283	1,174
Taxes on income	22,902	6,546	16,356	20,489	16,263	4,133	12,130	15,575	3,445
Non-income tax contingency	796	-	796	796	-	-	-	-	-
Mineral oil excise tax refund	(2,540)	-	(2,540)	(2,540)	-	-	-	-	
Non-cash gain from the purchase of an equity affiliate	-	-	-	-	-	-	-	-	-
Change in acquisition-related earnout liability	(497)	-	(497)	(497)	(1,737)	-	(1,737)	(1,737)	-
Equity loss (income) from a captive insurance company	(4,862)	(846)	(4,016)	(5,451)	(2,828)	(1,435)	(1,393)	(1,812)	(419)
Devaluation of the Venezuelan Bolivar	-	-	-	357	357	357	-	-	-
U.S. customer bankruptcies	-	-	-	-	1,254	-	1,254	1,254	-
Transition costs related to key employees	-	-	-	-	609	-	609	609	-
Cost streamlining initiatives	1,419		1,419	1,419	-	-	-	-	-
UK pension plan amendment	902	902	-	-	-	-	-	-	-
Adjusted EBITDA	92,010	23,745	68,265	89,618	81,920	21,353	60,567	80,935	20,368
Adjusted EBITDA Margin	12.5%	13.1%	12.3%	12.3%	11.6%	12.1%	11.4%	11.4%	11.5%

Chart #11